UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                      UNDER SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. 4 )*

                           VIDEO JUKEBOX NETWORK, INC.
                           ---------------------------
                                (Name of Issuer)

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
                     ---------------------------------------
                           (Title of Class Securities)

                                   92656G 10 8
                          ----------------------------
                                 (CUSIP Number)

                               John G. Igoe, Esq.
                                Edwards & Angell
                               250 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (407) 833-7700
          -----------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                             DECEMBER 1 AND 16, 1993
             -------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors Partnership II, Ltd.
         Employer I.D. No.: 59-2881170

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         00

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

--------------------------------------------------------------------------------
         Number of                          7.  Sole Voting Power
         Shares                                 -0-
         Beneficially                       8.  Shared Voting Power
         Owned By                               10,345,622
         Each                               9.  Sole Dispositive Power
         Reporting                              -0-
         Person With                        10. Shared Dispositive Power
                                                7,056,812
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,112,546

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                      [X]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         62.2%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN (Limited)

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors, Inc.
         Employer I.D. No.: 59-2827410

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         00

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

--------------------------------------------------------------------------------
         Number of                          7.  Sole Voting Power
         Shares                                 -0-
         Beneficially                       8.  Shared Voting Power
         Owned By                               10,365,622
         Each                               9.  Sole Dispositive Power
         Reporting                              -0-
         Person With                        10. Shared Dispositive Power
                                                7,056,812
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,112,546

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                      [X]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         62.2%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         CO

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         J. Patrick Michaels, Jr.
         Social Security No.: ###-##-####

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         00

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

--------------------------------------------------------------------------------
         Number of                          7.  Sole Voting Power
         Shares                                 100,000
         Beneficially                       8.  Shared Voting Power
         Owned By                               10,372,546
         Each                               9.  Sole Dispositive Power
         Reporting                              100,000
         Person With                        10. Shared Dispositive Power
                                                7,063,736
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,112,546

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                      [X]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         62.2%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         IN

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         StarNet/CEA II Partners
         Employer I.D. No.: 59-3197398

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         WC

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Delaware

--------------------------------------------------------------------------------
         Number of                          7.  Sole Voting Power
         Shares                                 -0-
         Beneficially                       8.  Shared Voting Power
         Owned By                               10,365,622
         Each                               9.  Sole Dispositive Power
         Reporting                              -0-
         Person With                        10. Shared Dispositive Power
                                                7,056,812
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,112,546

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                      [X]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         62.2%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

         This Amendment No. 4 ("Amendment") to the Statement on Schedule 13D dated July 27, 1993 (the "July Statement"), as amended by Amendment No. 1 thereto dated August 9, 1993 (the "August Amendment") and as amended by Amendment No. 2 thereto dated September 10, 1993 (the "September Amendment") and as amended by Amendment No. 3 thereto dated September 13, 1993 ("Amendment No. 3") (the July Statement as amended by the August Amendment, September Amendment and Amendment No. 3 is referred to as the "Original Statement"), is jointly filed by the persons listed on the execution pages hereof (the "Reporting Persons") pursuant to the Joint Filing Agreement filed as Exhibit 1.

         This Amendment is filed by the Reporting Persons subsequent to filing by CEA Investors Partnership II, Ltd., CEA Investors, Inc., and J. Patrick Michaels, Jr. (the "CEA Group") of Amendment No. 1 dated July 7, 1993, to the
Schedule 13D dated June 18, 1993 filed by the CEA Group. The CEA Group's
Schedule 13D dated June 18, l993 and its exhibits, as amended by Amendment No. 1 dated July 7, l993 and its exhibits as well as the Original Statement and its exhibits are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings defined in the Original Statement.

         This Amendment relates to the common stock, par value $.001 per share (the "Common Stock"), of Video Jukebox Network, Inc., a Florida corporation (the "Company") and is filed pursuant to Rule 13d-2 under the Securities Exchange Act of 1934, as amended (the "Act").

         This Amendment is filed to disclose the acquisition of control of the Company by the Reporting Persons following approval of the Federal Communications Commission ("FCC") and the acquisition by StarNet, Inc. ("StarNet") of "Deferred Payment Convertible Notes" (as defined herein) convertible into shares of the Company's Common Stock.

         Except as specifically modified and amended by this Amendment No. 4, all of the information in the Original Statement is hereby confirmed.

         Items 7, 8, 9, 10, 11 and 13 of the cover pages filed herewith have been amended to reflect numbers of shares of Common Stock as appropriate in light of the amendments described below.

Item 2 of the Original Statement is hereby supplemented as follows:

Item 2.  Identity and Background

         Each of the Reporting Persons, other than StarNet/CEA II Partners (the "Joint Venture"), expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment. The Joint Venture expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purpose of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment and held by or issuable to StarNet, Inc. except to the extent the Joint Venture may be deemed to be a beneficial owner of such securities pursuant to Rule 13d-5(b)(1) under the Act.

Item 3 of the Original Statement is hereby amended and supplemented as follows:

Item 3. Source and Amount of Funds and Other Consideration

         The Convertible Note purchased by the Joint Venture from the Company has been converted, as of December 16, 1993, into 1,500,000 shares of Common Stock at the conversion rate of $.80 per share with respect to principal and 19,884 shares of Common Stock at the conversion rate of $1.25 per share with respect to accrued interest, for an aggregate of 1,519,884 shares of Common Stock.

         In consideration for deferral of four (4) monthly payments of $200,000 each due to Digital Satellite Network ("DSN"), a division of StarNet, under the satellite transponder Service Agreement (the "Service Agreement") dated August 24, 1993 between the Company and StarNet, the Company as of December 1, 1993 agreed to issue to DSN four separate $200,000 Convertible Notes (the "Deferred Payment Convertible Notes"), which will be dated as of September 1, October 1, November 1 and December 1, 1993. The Deferred Payment Convertible Notes accrue interest at 7% and are convertible in accordance with their terms into shares of the Company's Common Stock at the conversion rate of $1.25 per share as to principal and accrued interest. A copy of the Service Agreement is filed as
Exhibit 2. A copy of the September 1, 1993 Deferred Payment Convertible Note is filed as Exhibit 3, which, except for the date thereof, is identical in all material respects to each of the Deferred Payment Convertible Notes issued and issuable by the Company pursuant to the Service Agreement.

         Item 4 of the Original Statement is hereby amended and supplemented as follows:

Item 4.  Purpose of Transaction

         The principal purposes of the Joint Venture remain as set forth in Item 4 of the Original Statement. The Joint Venture obtained approval of the FCC for the acquisition of control of the Company and all conditions as to the effectiveness of such approval were met on December 16, 1993. In accordance with the terms of the Convertible Note, the Convertible Note was automatically converted on and as of December 16, 1993 and the Company issued 1,519,884 shares of Common Stock to the Joint Venture in exchange for surrender and conversion of the Convertible Note as described in Item 3 and Item 6.

         Pursuant to the terms of the VLW Proxy Agreement, the Partnership delivered written notice to Wolfson confirming December 16, 1993 as the Deferred Proxy Effective Date of the Deferred VLW Proxy granted to the Partnership as to 727,647 shares of Common Stock. The Partnership now holds an irrevocable voting proxy for an aggregate of 1,727,647 shares of Common Stock held of record by VLW and Wolfson.

         Pursuant to the terms of the VHC Proxy Agreement, the Partnership delivered written notice to Mark Blank confirming December 16, 1993 as the Deferred Proxy Effective Date of the Deferred VHC Proxy granted to the Partnership as to 581,163 shares of Common Stock. The Partnership now holds an irrevocable voting proxy for an aggregate of 1,581,163 shares of Common Stock held of record by VHC and Mark Blank, Andrew Blank, Tony Blank and Robert J. Puck, (together with VHC the "VHC Group").

         The Joint Venture has the right, by ownership or proxy, to vote the majority of the outstanding shares of Common Stock and therefore to elect all directors of the Company.

         Pursuant to resolutions previously adopted by the Board of Directors of the Company, effective upon the conversion of the Convertible Note on and as of December 16, 1993, the number of directors constituting the Board of Directors has been fixed at seven (7); H.F. Lenfest and Alan McGlade, designees of the Joint Venture, were elected directors to fill the two vacancies; and H.F. Lenfest was designated Chairman, J. Patrick Michaels, Jr. was designated Vice Chairman and Alan McGlade was designated Acting Chief Executive Officer of the Company.

         The Reporting Persons reserve the right to, and may in the future, change their purposes or plans with respect to their investment and/or proxies for shares of Common Stock, including without limitation the acquisition of additional shares of Common Stock. The Reporting Persons may seek voting proxies from additional shareholders in connection with their purposes and plans or otherwise. Except for the foregoing, as of the date of this Amendment, the Reporting Persons have no present plans or proposals which relate to or would result in any of the actions described in paragraphs (a) through (j) of Item 4 of Schedule 13D.

         Item 5 of the Original Statement is hereby amended and supplemented as follows:

Item 5.  Interest in Securities of the Issuer

         As described in Item 6 herein, the Partnership triggered the Deferred Proxy Effective Date under the Deferred VLW Proxy granted with respect to 727,647 shares of Common Stock owned by VLW and Wolfson and the Deferred Proxy Effective Date under the Deferred VHC Proxy granted with respect to 581,163 shares of Common Stock owned by the VHC Group.

         This Joint Venture acquired by conversion of the Convertible Note 1,500,000 shares of Common Stock by conversion of $1,200,000 principal at the rate of $.80 per share and 19,884 shares of Common Stock by conversion of accrued interest under the Convertible Note at the rate of $1.25 per share, for an aggregate of l,519,844 shares of Common Stock.

         Under the Deferred Payment Convertible Notes, StarNet has acquired the right to acquire 640.000 shares of Common Stock by conversion of the principal amount of such Deferred Payment Convertible Notes at the rate of $1.25 per share and the right to acquire additional shares of Common Stock upon conversion of accrued interest under such Deferred Payment Convertible Notes at the rate of $1.25 per share.

         The Reporting Persons believe that the aggregate number of shares of Common Stock of the Company issued and outstanding as of December 20, 1993 is approximately 17,214,490.

         (A) Each of the Partnership, CEA Investors, and the Joint Venture may be deemed to beneficially own 11,112,546 shares of Common Stock, to have shared power to vote or to direct the vote with respect to 10,365,622 shares of Common Stock, to have shared power to dispose or to direct the disposition with respect to 7,056,812 shares of Common Stock and to have no shares of Common Stock for which any such Reporting Persons has sole voting power or sole dispositive power.

         (B) Michaels may be deemed to beneficially own 11,112,546 shares of Common Stock, to have sole power to vote or to direct the vote with respect to 100,000 shares, to have shared power to vote or to direct the vote with respect to 10,365,622 shares. to have sole power to dispose or to direct the disposition of 100,000 shares and to have shared power to dispose or to direct the disposition of 7,063,736 shares of Common Stock.

Each of the Reporting Persons may be deemed to beneficially own shares which were excluded from their respective responses listed in Item 11 on the cover page filed herewith relating to each Reporting Person including, without limitation, (a) any shares which may be acquired by StarNet (and by Liberty pursuant to related pre-emptive rights) in the event StarNet elects to convert interest which accrues and remains unpaid under the Deferred Payment Convertible Notes and (b) any shares which may be purchasable by StarNet (and by Liberty pursuant to related pre-emptive rights) in the event the Company elects to issue additional convertible notes to DSN in consideration for deferral of any additional payments due under the Service Agreement.

         Gawthrop may be deemed to be the beneficial owner of 11,113,700 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote; 11,112,546 shares as to which there is shared power to dispose or to direct the vote; 1,154 shares as to which there is sole power to dispose or to direct the disposition; and 7,056,812 shares as to which there is shared power to dispose or to direct the disposition.

         Cardy may be deemed to be the beneficial owner of 11,113,700 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote; 11,112,546 shares as to which there is shared power to vote or to direct the vote; 1,154 shares as to which there is sole power to dispose or to direct the disposition; and 7,056,812 shares as to which there is shared power to dispose or to direct the disposition.

Item 6 of the Original Statement is hereby amended and supplemented as follows:

Item 6 Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

         Pursuant to the VLW Proxy Agreement, the Partnership delivered written notice after the date on which the FCC granted approval of the change of control of the Company to the Joint Venture, which notice designated December 16, 1993 as the Deferred Proxy Effective Date with respect to 727,647 shares of Common Stock owned by VLW and Wolfson.

         Pursuant to the VHC Proxy Agreement, the Partnership delivered written notice after the date on which the FCC granted approval of the change of control of the Company to the Joint Venture, which notice designated December 16, 1993 as the Deferred Proxy Effective Date with respect to 581,163 shares of Common Stock owned by the VHC Group.

         Effective December 16, 1993 the Consulting Agreement dated August 24, 1993 between the Company and StarNet was terminated and the Management Agreement dated as of August 19, 1993 between the Company and StarNet took effect.

         Pursuant to previous resolutions approved by the Board of Director of the Company, H.F. Lenfest and Alan McGlade, designees of the Joint Venture, have been elected to serve as members of the Board of Directors, H.F. Lenfest has been designated Chairman, J. Patrick Michaels, Jr. has been designated Vice Chairman and Alan McGlade has been designated Acting Chief Executive Officer of the Company.

         The Company submitted notice to DSN of the Company's intention to defer payments of $200,000 per month due to DSN under the Service Agreement for the months of September, October, November and December of l993. Upon receipt of the initial notice, StarNet and the Company entered into discussions and negotiations relating to proposed modification of the terms of the Deferred Payment Convertible Notes issuable by the Company to StarNet. It was proposed, among other things, that the conversion privilege under the Deferred Payment Convertible Notes be modified by restricting the right of conversion until some future date. On December 1, 1993 StarNet and the Company reached agreement as to the terms of the Deferred Payment Convertible Notes to be issued by the Company to StarNet. On December 1, 1993, the Company authorized issuance of the Deferred Payment Convertible Notes dated as of September 1, 1993, October 1, 1993, November 1, 1993 and December 1, 1993 which notes are to be issued, subject to the purchase by Liberty of its proportionate share in the event it chooses to exercise its pre-emptive rights, after the expiration of the notice period provided by the Company to Liberty with respect to such pre-emptive rights. By written notice dated December 1, 1993, the Company notified Liberty of its opportunity to purchase up to 7.668% of each of the four Deferred Payment Convertible Notes. If Liberty exercises its pre-emptive rights, a portion of the Notes will be issued to Liberty for a purchase price equal to the proportionate principal of the Notes acquired by Liberty and the Reporting Persons believe such cash proceeds will be used by the Company as partial payment to StarNet of amounts due under the Service Agreement.

         Under the terms of the Deferred Payment Convertible Notes, the Company must commence payment on the third anniversary of the respective Deferred Payment Convertible Note in thirty (30) equal monthly installments plus interest on each installment. The Company must give notice of its intention to make prepayments of all or a portion of principal and accrued interest on any Deferred Payment Convertible Note and the holder may elect to receive such prepayment in Common Stock at the conversion rate of $1.25 per share. The holder of any Deferred Payment Convertible Note may convert all (but not less than all) of the principal and accrued interest at the conversion rate of $1.25 per share at any time prior to the third anniversary of such note, so long as (i) the prior approval of the FCC has been obtained or is not required and/or (ii) no filing under the Hart-Scott Rodino Act is required, or if required, the waiting period has expired without objection by the Federal Trade Commission or the Department of Justice or early termination has been granted with respect to such a filing.

         Pursuant to the terms of the Stock and Note Purchase Agreement and the automatic conversion of the Convertible Note on and as of December 16. 1993, the Joint venture has acquired 1,500,000 shares of Common Stock by conversion of $1,200,000 of principal at the conversion price of $.80 per share and the Joint Venture has acquired l9,884 shares of Common Stock by conversion of accrued interest under the Convertible Note at the conversion price of $1.25 per share, for an aggregate of 1,519,884 shares of Common Stock. See copy of transmittal letter from the Joint Venture to the Company filed as Exhibit 4. Liberty previously waived its pre-emptive rights with respect to the Company's issuance of the Convertible Note.

         Except as specifically modified, amended or supplemented by this Amendment No. 4, all of the information in the Original Statement is hereby confirmed.

Item 7.  Material To Be Filed As Exhibits

         Exhibit 1 Joint Filing Agreement with respect to the joint filing of Amendment No. 4 to Schedule 13D and all amendments thereto.

         Exhibit 2 Service Agreement dated August 24, 1993 between Digital Satellite Networks, a division of StarNet, Inc., and the Company.

         Exhibit 3 Copy of $200,000 Convertible Promissory Note dated as of September 1, 1993 issued by the Company to Digital Satellite Networks, a division of StarNet, Inc.

         Exhibit 4 Transmittal letter from the Joint Venture to the Company dated December 16, 1993 relating to the conversion of $1,200,000 Convertible Note.

                                   SIGNATURES

         The undersigned, after reasonable inquiry and to the best of their knowledge and belief, certify that the information set forth in this statement is true, complete, and correct.

CEA INVESTORS PARTNERSHIP II,          CEA INVESTORS, INC., a
LTD. a Florida limited partnership     Florida corporation

By: CEA Investors, Inc., General
Partner

                                       By: /s/ THOMAS W. CARDY
                                          ------------------------------------
                                       As:       VP. TREAS., ASSIST. SEC.
                                          ------------------------------------

By: /s/ THOMAS W. CARDY                Dated:       DECEMBER 20, 1993
   ------------------------------            ---------------------------------
As:    VP, TREAS., ASSIST. SEC.
    -----------------------------

Dated:   DECEMBER 20, 1993
      ---------------------------
/s/ J. PATRICK MICHAELS, JR.
---------------------------------
J. Patrick Michaels, Jr.

                                       STARNET/CEA II PARTNERS
Dated: DECEMBER 20, 1993               By: CEA Investors Partnership
      ---------------------------      II, Ltd., a Florida Limited Partnership,
                                       its General Partner

                                       By: CEA Investors, Inc.,
                                           General Partner

                                       By: /s/ THOMAS W. CARDY
                                          ------------------------------------
                                       As:      VP, TREAS., ASSIST. SEC.
                                          ------------------------------------

                                       Dated:       DECEMBER 20, 1993
                                             ---------------------------------

                                       11